Exhibit 99.1
Third Point Re Reports Fourth Quarter 2013 Earnings Results
Net Income of $80.1 million, or $0.75 Per Diluted Common Share
HAMILTON, Bermuda, February 26, 2014, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fiscal fourth quarter and full year ended December 31, 2013.
Third Point Re reported net income of $80.1 million, or $0.75 per diluted common share, for the fourth quarter of 2013, compared with $60.7 million, or $0.76 per diluted common share, for the fourth quarter of 2012, an increase of 32.0%. For the year ended December 31, 2013, Third Point Re reported net income of $227.3 million, or $2.54 per diluted common share, compared with $99.4 million, or $1.26 per diluted common share, for the year ended December 31, 2012, an increase of 128.7%.
Diluted book value per share was $13.12 as of December 31, 2013, an increase of $0.77, or 6.2%, for the fourth quarter and an increase of $2.23, or 20.5%, for the year ended December 31, 2013. The increase in diluted book value per share for the quarter reflects earnings per share for the quarter. The increase in diluted book value per share for the year reflects earnings per share for the year partially offset by the costs associated with Third Point Re’s initial public offering (IPO), including underwriting and exchange listing, legal, accounting and related fees. These non-recurring costs were netted against the capital raised and were not expensed through the income statement.
"In 2013, our second year of operation, we made great strides in establishing our "Total Return" platform, a combination of best in class reinsurance underwriting and market leading investment management", commented John Berger, Chairman, Chief Executive Officer and Chief Underwriting Officer. "Thanks to improving underwriting results and exceptional investment returns, we increased diluted book value per share by more than 20% for the year".
The following table shows certain key financial metrics for the three months and years ended December 31, 2013 and 2012:

	For the three months ended		For the years ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(In millions, except for per share data and ratios)
Gross premiums written	$162.3	$27.9	$401.9	$190.4
Net premiums earned	$58.5	$33.5	$220.7	$96.5
Underwriting loss (1) (2)	$(3.6)	$(9.0)	$(15.8)	$(28.7)
Combined ratio (1) (2)	106.3%	127.0%	107.5%	129.7%

Net investment return on investments managed by Third Point LLC	6.0%	8.3%	23.9%	17.7%
Net investment income	$87.1	$72.5	$253.2	$136.4
Net investment income on float (3)	$11.8	$4.8	$27.0	$4.9

Net income	$80.1	$60.7	$227.3	$99.4
Diluted earnings per share (4)	$0.75	$0.76	$2.54	$1.26
Growth in diluted book value per share (3)	6.2%	7.1%	20.5%	11.9%
Return on beginning shareholders' equity (3)	6.1%	7.5%	23.4%	13.0%

(1) - Property and Casualty Reinsurance segment only.
(2) - Underwriting loss and combined ratio are Non-GAAP financial measures. See the accompanying Segment Reporting for an explanation and calculation of underwriting loss and combined ratio.
(3) - Net investment income on float, diluted book value per share and return on beginning shareholders' equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders' equity.

(4) - During the quarter, it was determined that diluted earnings per share for the prior periods had been calculated incorrectly, which resulted in an understatement of diluted earnings per share. Diluted earnings per share for prior periods are correctly presented in the above key financial metric table.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $134.5 million, or 482.0%, to $162.4 million for the three months ended December 31, 2013 from $27.9 million for the three months ended December 31, 2012. Gross premiums written increased by $203.2 million, or 106.7%, to $393.6 million for the year ended December 31, 2013 from $190.4 million for the year ended December 31, 2012. Third Point Re, through its Class 4 reinsurance company Third Point Reinsurance Company Ltd., began underwriting on January 1, 2012. Increases in gross premiums written in 2013 are the result of the successful development of underwriting relationships with intermediaries and reinsurance buyers and the timing of the completion of several large transactions. Since Third Point Re is a developing company and focuses on large transactions, period over period comparisons may not be meaningful.
Net premiums earned for the three months ended December 31, 2013 increased $23.3 million, or 69.5%, to $56.8 million. Net premiums earned for the year ended December 31, 2013 increased $116.1 million, or 120.4%, to $212.6 million . The three months and year ended December 31, 2013 reflect net premiums earned on a larger in-force underwriting portfolio compared to the three months and year ended December 31, 2012.
The underwriting loss from the Property and Casualty Reinsurance segment for the fourth quarter was $3.6 million and for the year ended December 31, 2013 was $15.8 million. These results compare to underwriting losses of $9.0 million and $28.7 million in the three months and year ended December 31, 2012, respectively. The combined ratio for the year ended 2013 was 107.5% compared to 129.7% for the year ended 2012. The improvement in underwriting results was primarily due to lower crop losses recorded in the 2013 periods and a decrease in general and administrative expenses as a percentage of net premiums earned. For the year ended December 31, 2012, Third Point Re recorded a $10.0 million underwriting loss from its crop reinsurance portfolio due to the severe drought suffered by most of the United States farm belt.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (“Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). After attributing income to non-controlling interests, net income from the Catastrophe Risk Management segment was $0.8 million for the fourth quarter of 2013 and $3.4 million for the year ended December 31, 2013. Net assets under management for the Catastrophe Fund were $104.0 million as of December 31, 2013. The Catastrophe Risk Management segment began operations on January 1, 2013 and, therefore, there are no prior period underwriting results.
Investments
For the three months ended December 31, 2013, Third Point Re recorded net investment income of $87.1 million, compared to $72.5 million for the three months ended December 31, 2012. The return on investments managed by the Company’s investment manager, Third Point LLC, was 6.0% for the three months ended December 31, 2013 compared to 8.3% for the three months ended December 31, 2012.
For the year ended December 31, 2013, the Company recorded net investment income of $253.2 million, compared to $136.4 million for the year ended December 31, 2012. The return on the Company’s investments, managed by its investment manager, Third Point LLC, was 23.9% for the year ended December 31, 2013 compared to 17.7% for the year ended December 31, 2012.
The returns for the year ended December 31, 2013 were driven primarily by equity positions and to a lesser extent by gains in structured credit, corporate credit and macro positions. Net investment income for the three months and year ended December 31, 2013 also benefited from higher average investments managed by Third Point LLC compared to the prior year periods due to the net proceeds generated by Third Point Re’s IPO and float contributed by its reinsurance operations and net investment income.
Conference Call Details
The Company will hold a conference call to discuss its fourth quarter and full year 2013 results at 8:30 a.m. Eastern Time on February 27, 2014. The call will be webcast live over the internet from the Company’s website at thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and entering passcode 13576148. Participants should ask for the Third Point Reinsurance Ltd. fourth quarter earnings conference call.

A replay of the live conference call will be available approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13576148. The telephonic replay will be available until 11:59 pm (Eastern Time) on March 6, 2014.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) unavailability of capital in the future; (xi) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xii) suspension or revocation of reinsurance license; (xiii) potentially being deemed an investment company under United States federal securities law; (xiv) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a PFIC; (xv) dependence on Third Point LLC to implement the Company’s investment strategy; (xvi) termination by Third Point LLC of the investment management agreement; (xvii) risks associated with the Company’s investment strategy being greater than those faced by competitors (xviii) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xix) potentially becoming subject to United States federal income taxation; (xx) potentially becoming subject to United States withholding and information reporting requirements under the FATCA provisions; and other risks and factors listed under “Risk Factors” in the prospectus on Form 424(b) dated as of August 14, 2013 and filed with the Securities and Exchange Commission on August 19, 2013. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting loss, combined ratio, net investment income on float, diluted book value per share and return on beginning shareholders’ equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly owned subsidiary Third Point Reinsurance Company Ltd. ("Third Point Re"), writes property and casualty reinsurance business.  Third Point Re was incorporated in October 2011 and commenced underwriting business on January 1, 2012 with an "A-"(Excellent) financial strength rating from A.M. Best Company, Inc.

Contacts
Third Point Reinsurance Ltd.
Rob Bredahl
Chief Financial Officer & Chief Operating Officer
investorrelations@thirdpointre.bm
441-542-3333

THIRD POINT REINSURANCE LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	December 31, 2013	December 31, 2012
Assets
Equity securities, trading, at fair value (cost - $824,723; 2012 - $450,766)	$954,111	$500,929
Debt securities, trading, at fair value (cost - $408,754; 2012 - $249,110)	441,424	279,331
Other investments, at fair value	65,329	157,430
Total investments in securities and commodities	1,460,864	937,690
Cash and cash equivalents	31,625	34,005
Restricted cash and cash equivalents	193,577	77,627
Due from brokers	98,386	131,785
Securities purchased under an agreement to sell	38,147	60,408
Derivative assets, at fair value	39,045	25,628
Interest and dividends receivable	2,615	2,088
Reinsurance balances receivable	191,763	84,280
Deferred acquisition costs, net	91,193	45,383
Loss and loss adjustment expenses recoverable	9,277	—
Other assets	3,398	3,123
Total assets	$2,159,890	$1,402,017
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$9,456	$5,278
Reinsurance balances payable	9,081	—
Deposit liabilities	120,946	50,446
Unearned premium reserves	265,187	93,893
Loss and loss adjustment expense reserves	134,331	67,271
Securities sold, not yet purchased, at fair value	56,056	176,454
Due to brokers	44,870	66,107
Derivative liabilities, at fair value	8,819	12,992
Interest and dividends payable	748	1,255
Total liabilities	649,494	473,696
Commitments and contingent liabilities	—	—
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	$—	$—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 103,888,916 (2012: 78,432,132))	10,389	7,843
Additional paid-in capital	1,055,690	762,430
Retained earnings	325,582	98,271
Shareholders' equity attributable to shareholders	1,391,661	868,544
Non-controlling interests	118,735	59,777
Total shareholders' equity	1,510,396	928,321
Total liabilities and shareholders' equity	$2,159,890	$1,402,017

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2013 and 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Years ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues
Gross premiums written	$162,277	$27,895	$401,937	$190,374
Gross premiums ceded	—	—	(9,975)	—
Net premiums written	162,277	27,895	391,962	190,374
Change in net unearned premium reserves	(103,767)	5,590	(171,295)	(93,893)
Net premiums earned	58,510	33,485	220,667	96,481
Net investment income	87,074	72,511	253,203	136,422
Total revenues	145,584	105,996	473,870	232,903
Expenses
Loss and loss adjustment expenses incurred, net	36,133	26,626	139,812	80,306
Acquisition costs, net	18,833	10,898	67,944	24,604
General and administrative expenses	8,965	7,155	33,036	27,376
Total expenses	63,931	44,679	240,792	132,286
Income including non-controlling interests	81,653	61,317	233,078	100,617
Income attributable to non-controlling interests	(1,565)	(607)	(5,767)	(1,216)
Net income	$80,088	$60,710	$227,311	$99,401
Earnings per share
Basic	$0.77	$0.77	$2.58	$1.26
Diluted (1)	$0.75	$0.76	$2.54	$1.26
Weighted average number of common shares used in the determination of earnings per share
Basic	103,264,616	78,432,132	87,505,540	78,432,132
Diluted (1)	106,390,339	78,820,844	88,970,531	78,598,236

(1) - During the quarter, it was determined that diluted earnings per share for the prior periods had been calculated incorrectly, which resulted in an understatement of diluted earnings per share. Diluted earnings per share for prior periods are correctly presented in the above Consolidated Statements of Income.

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three Months Ended December 31, 2013
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$162,359	$(82)	$—	$162,277
Gross premiums ceded	—	—	—	—
Net premiums written	162,359	(82)	—	162,277
Change in net unearned premium reserves	(105,598)	1,831	—	(103,767)
Net premiums earned	56,761	1,749	—	58,510
Net investment income	—	1,211	85,863	87,074
Total revenues	56,761	2,960	85,863	145,584
Expenses
Loss and loss adjustment expenses incurred, net	36,325	(192)	—	36,133
Acquisition costs, net	18,628	205	—	18,833
General and administrative expenses	5,401	1,131	2,433	8,965
Total expenses	60,354	1,144	2,433	63,931
Underwriting loss	(3,593)	n/a	n/a	n/a
Income including non-controlling interests	n/a	1,816	83,430	81,653
Income attributable to non-controlling interests	n/a	(1,019)	(546)	(1,565)
Net income (loss)	$(3,593)	$797	$82,884	$80,088
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	64.0%
Acquisition cost ratio (2)	32.8%
General and administrative expense ratio (3)	9.5%
Combined ratio (4)	106.3%

	Year Ended December 31, 2013
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$393,588	$8,349	$—	$401,937
Gross premiums ceded	(9,975)	—	—	(9,975)
Net premiums written	383,613	8,349	—	391,962
Change in net unearned premium reserves	(171,006)	(289)	—	(171,295)
Net premiums earned	212,607	8,060	—	220,667
Net investment income	—	4,421	248,782	253,203
Total revenues	212,607	12,481	248,782	473,870
Expenses			—
Loss and loss adjustment expenses incurred, net	139,616	196	—	139,812
Acquisition costs, net	66,981	963	—	67,944
General and administrative expenses	21,838	3,852	7,346	33,036
Total expenses	228,435	5,011	7,346	240,792
Underwriting loss	(15,828)	n/a	n/a	n/a
Income including non-controlling interests	n/a	7,470	241,436	233,078
Income attributable to non-controlling interests	n/a	(4,046)	(1,721)	(5,767)
Net income (loss)	$(15,828)	$3,424	$239,715	$227,311
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	65.7%
Acquisition cost ratio (2)	31.5%
General and administrative expense ratio (3)	10.3%
Combined ratio (4)	107.5%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(4)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three Months Ended December 31, 2012
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$27,895	$—	$—	$27,895
Gross premiums ceded	—	—	—	—
Net premiums written	27,895	—	—	27,895
Change in net unearned premium reserves	5,590	—	—	5,590
Net premiums earned	33,485	—	—	33,485
Net investment income	—	—	72,511	72,511
Total revenues	33,485	—	72,511	105,996
Expenses
Loss and loss adjustment expenses incurred, net	26,626	—	—	26,626
Acquisition costs, net	10,898	—	—	10,898
General and administrative expenses	4,991	539	1,625	7,155
Total expenses	42,515	539	1,625	44,679
Underwriting loss	(9,030)	n/a	n/a	n/a
Income (loss) including non-controlling interests	n/a	(539)	70,886	61,317
Income attributable to non-controlling interests	n/a	—	(607)	(607)
Net income (loss)	$(9,030)	$(539)	$70,279	$60,710
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	79.5%
Acquisition cost ratio (2)	32.5%
General and administrative expense ratio (3)	15.0%
Combined ratio (4)	127.0%

	Year Ended December 31, 2012
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$190,374	$—	$—	$190,374
Gross premiums ceded	—	—	—	—
Net premiums written	190,374	—	—	190,374
Change in net unearned premium reserves	(93,893)	—	—	(93,893)
Net premiums earned	96,481	—	—	96,481
Net investment income	—	—	136,422	136,422
Total revenues	96,481	—	136,422	232,903
Expenses
Loss and loss adjustment expenses incurred, net	80,306	—	—	80,306
Acquisition costs, net	24,604	—	—	24,604
General and administrative expenses	20,290	1,534	5,552	27,376
Total expenses	125,200	1,534	5,552	132,286
Underwriting loss	(28,719)	n/a	n/a	n/a
Income (loss) including non-controlling interests	n/a	(1,534)	130,870	100,617
Income attributable to non-controlling interests	n/a	—	(1,216)	(1,216)
Net income (loss)	$(28,719)	$(1,534)	$129,654	$99,401
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	83.2%
Acquisition cost ratio (2)	25.5%
General and administrative expense ratio (3)	21.0%
Combined ratio (4)	129.7%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(4)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES

	December 31, 2013	December 31, 2012
Basic and diluted book value per share numerator:	(In thousands, except share and per share amounts)
Total shareholders' equity	$1,510,396	$928,321
Less: non-controlling interests	118,735	59,777
Shareholders' equity attributable to shareholders	1,391,661	868,544
Effect of dilutive warrants issued to founders and an advisor	46,512	36,480
Effect of dilutive stock options issued to directors and employees	101,274	51,670
Diluted book value per share numerator:	$1,539,447	$956,694
Basic and diluted book value per share denominator:
Issued and outstanding shares	103,264,616	78,432,132
Effect of dilutive warrants issued to founders and an advisor	4,651,163	3,648,006
Effect of dilutive stock options issued to directors and employees	8,784,861	5,167,045
Effect of dilutive restricted shares issued to employees and directors	657,156	619,300
Diluted book value per share denominator:	117,357,796	87,866,483

Basic book value per share	$13.48	$11.07
Diluted book value per share	$13.12	$10.89

	For the three months ended		For the years ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands)
Net investment income on float	$11,825	$4,810	$26,953	$4,901
Net investment income on capital	76,286	68,147	226,751	131,967
Net investment income on investments managed by Third Point LLC	88,111	72,957	253,704	136,868
Deposit liabilities and reinsurance contracts investment expense	(2,247)	(446)	(4,922)	(446)
Investment income on cash collateral held by the Catastrophe Reinsurer	42	—	86	—
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	1,168	—	4,335	—
	$87,074	$72,511	$253,203	$136,422

	For the three months ended		For the years ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands)
Net income	$80,088	$60,710	$227,311	$99,401
Shareholders' equity attributable to shareholders - beginning of period	1,309,384	806,020	868,544	585,425
Subscriptions receivable	—	—	—	177,507
Impact of weighting related to shareholders' equity from IPO	—	—	104,502	—
Adjusted shareholders' equity attributable to shareholders - beginning of period	$1,309,384	$806,020	$973,046	$762,932
Return on beginning shareholders' equity	6.1%	7.5%	23.4%	13.0%

Book Value per Share
Book value per share as used by our management is a non-GAAP measure, as it is calculated after deducting the impact of non-controlling interests, and adding back subscriptions receivable. In addition, diluted book value per share is a non-GAAP measure and represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

Net Investment Income on Float
Insurance float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure.
Return on Beginning Shareholders' Equity
Return on beginning shareholders' equity as presented is a non-GAAP financial measure. Return on beginning shareholders' equity is calculated by dividing net income by the beginning shareholders' equity attributable to shareholders and is a commonly used calculation to measure profitability. For purposes of this calculation, we add back the impact of subscriptions receivable to shareholders' equity attributable to shareholders as of December 31, 2011. For the year ended December 31, 2013, we have also adjusted the beginning shareholders' equity for the impact of the issuance of shares in our IPO on a weighted average basis. These adjustments lower the stated returns on beginning shareholders' equity.